Exhibit 99.1

www.brileyfin.com

B. Riley Financial Reports Record Results for the Third Quarter of 2019

Q3 revenues of $180.1M, adj. EBITDA of $70.3M, net income of $34.3M; earnings per diluted share of $1.21

Quarterly dividend of $0.65 per share brings total YTD dividends to $1.49 per common share

Board of directors authorize $50 million share buyback program

LOS ANGELES, October 30, 2019 – B. Riley Financial, Inc. (NASDAQ:RILY) (the “Company” or “B. Riley”), a diversified provider of business advisory and financial services which operates through several wholly-owned subsidiaries, today announced financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•	Total revenues of $180.1 million
•	Net income of $34.3 million or $1.21 per diluted share
•	Adjusted EBITDA of $70.3 million
•	Adjusted net income of $40.0 million or $1.42 per diluted share

“We are extremely pleased to report record results in our third quarter earnings. These results speak to the strength of our individual businesses, combined with the synergies and opportunities being created throughout B. Riley Financial. The value created by our combined businesses continues to exceed our expectations, and we believe our quarterly and year-to-date results demonstrate the earnings power of our company. Over the last five years, we have transitioned from a traditional investment banking and brokerage business into a diversified platform of companies which provide both recurring and episodic revenues. We have utilized the broad capabilities of our enhanced platform to create investment opportunities for ourselves and our clients, while at the same time expanding our service revenues organically and through acquisitions,” said Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial. “As a strategic matter, we use our balance sheet in situations where we can source off market, proprietary investment opportunities in partnership with our operating businesses. This strategy has created a tremendous number of investment opportunities, often combined with meaningful fee revenue, which have added to our short-term profits as well as our recurring revenues. We are mindful that a balance between steady revenues and episodic opportunities is critical, and today’s announcement about the formation of our brand investment platform is a continuation of our efforts to grow recurring revenues.”

Third Quarter 2019 Financial Summary

For the three-month period ending September 30, 2019, total revenues increased to $180.1 million compared to $99.7 million in revenues for the third quarter of 2018. Strong performance from the Company’s Capital Markets and Auction and Liquidation segments contributed to record results for the quarter. Revenues have increased across each of the Company’s segments over the respective same year-ago period for the third consecutive quarter. Through the first three quarters of 2019, the Company generated total revenues of $486.9 million.

•	Capital Markets Segment: Revenues increased to $134.1 million from $76.3 million for the same year-ago period. Segment income increased to $52.4 million from $11.0 million for the same year-ago period.
•	Auction and Liquidation Segment: Revenues increased to $11.3 million from $2.5 million for the same year-ago period. Segment income increased to $6.0 million from $0.3 million for the same year-ago period.
•	Valuation and Appraisal Segment: Revenues increased to $10.8 million from $9.4 million for the same year-ago period. Segment income totaled $3.5 million compared to $2.9 million for the same year-ago period.
•	Principal Investments Segment: Revenues increased to $23.9 million compared to $11.4 million for the same year-ago period. Segment income increased to $8.7 million compared to $4.1 million for the same year-ago period.

Net income attributable to B. Riley Financial increased to $34.3 million or $1.21 per diluted share for the third quarter of 2019 compared to $2.8 million or $0.10 per diluted share for the same year-ago period. Net income increased to $64.5 million or $2.37 per diluted share for the nine months ending September 30, 2019.

B. Riley Financial, Inc. |  www.brileyfin.com |  NASDAQ: RILY

Adjusted EBITDA increased to $70.3 million for the third quarter of 2019 compared to $21.0 million for the same year-ago period; and increased to $157.6 million through the first nine months of 2019. Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring costs, share-based payments, and transaction related and other costs. (See “Note Regarding Use of Non-GAAP Financial Measures” below for further discussion of this non-GAAP term.)

Adjusted net income increased to $40.0 million or $1.42 per diluted share compared to $6.4 million or $0.24 per diluted share for the same year-ago period. Through the first three quarters of 2019, adjusted net income increased to $84.6 million or $3.11 per diluted share. Adjusted net income excludes the impact of share-based payments, amortization of intangible assets, restructuring costs, transaction related and other costs, and tax impact of aforementioned adjustments. (See “Note Regarding Use of Non-GAAP Financial Measures” below for further discussion of this non-GAAP term.)

As of September 30, 2019, the Company had a total cash and investment balance of $844.6 million, including approximately $81 million in equity investments and deposits included in prepaid expenses and other assets. Net of $773.9 million of total debt, the Company had a net cash and investment balance of $70.7 million at the end of the third quarter.

Total B. Riley Financial stockholders’ equity increased to $298.9 million as of September 30, 2019.

Declaration of Dividend

The Company’s Board of Directors has approved a special dividend of $0.475 per share in addition to the regular quarterly dividend of $0.175 per share. The total quarterly cash dividend of $0.65 per share will be paid on or about November 26, 2019 to stockholders of record as of November 14, 2019. Upon payment, the Company will have distributed a combined total of $1.49 per share in dividends on its common stock to its shareholders, year-to-date.

Share Repurchase Program

The Board has also approved the repurchase of up to $50 million of the Company’s outstanding shares of common stock during the year ending October 31, 2020. The share repurchases may be effected on the open market at prevailing market prices from time to time as market conditions warrant, or in privately negotiated transactions. All purchases will be implemented in accordance with the company's securities trading policy and applicable requirements of Rule 10b-18 under the U.S. Securities Exchange Act of 1934, as amended, or other legally permissible ways in accordance with applicable rules and regulations.

Conference Call

Bryant Riley, Chairman and Co-CEO; Tom Kelleher, Co-CEO; and Phillip Ahn, CFO and COO, will host a conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the Company’s financial and operational results, followed by a question and answer period.

Please call the conference line 10 minutes prior to the start time and an operator will register your name and organization. The live broadcast and archive will be available on the Company’s investor relations website.

Q3 2019 Earnings Call Details

Date: Wednesday, October 30, 2019

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-Free: 1-877-451-6152

International: 1-201-389-0879

Replay Dial-In (expires on Wednesday November 6, 2019)

Toll-Free: 1-844-512-2921

International: 1-412-317-6671

Replay Pin: 13695614

For more information, visit ir.brileyfin.com.

About B. Riley Financial

B. Riley Financial provides collaborative financial services tailored to fit the capital raising and business advisory needs of public and private companies and high-net-worth individuals. B. Riley operates through several wholly-owned subsidiaries which offer complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, corporate advisory, restructuring, due diligence, forensic accounting and litigation support, appraisal and valuation, and auction and liquidation services. Certain registered affiliates of B. Riley originate and underwrite senior secured loans for asset-rich companies. The Company also makes proprietary investments in companies and assets with attractive return profiles.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, statements regarding the Company’s anticipated results of operations for 2019, expectations regarding the size and consistency of returns, expectations regarding market dynamics, as well as our expectations regarding our business strategies and the expected growth of our business segments. Other factors that could adversely affect our operating results and cash flows include (without limitation) those risks described from time to time in B. Riley Financial’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial’s Annual Report on Form 10-K for the year ended December 31, 2018 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted net income and adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, transaction and other expenses, restructuring costs, and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	September 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$170,587	$179,440
Restricted cash	471	838
Due from clearing brokers	27,791	37,738
Securities and other investments owned, at fair value	326,616	273,577
Securities borrowed	720,207	931,346
Accounts receivable, net	47,419	42,123
Due from related parties	6,689	1,729
Loans receivable	295,898	38,794
Prepaid expenses and other assets	112,309	79,477
Operating lease right-of-use assets	49,642	—
Property and equipment, net	13,171	15,523
Goodwill	220,562	223,368
Other intangible assets, net	79,488	91,358
Deferred income taxes	36,041	42,399
Total assets	$2,106,891	$1,957,710
Liabilities and Equity
Liabilities:
Accounts payable	$6,239	$5,646
Accrued expenses and other liabilities	115,062	108,662
Deferred revenue	68,385	69,066
Due to related parties and partners	2,814	2,428
Securities sold not yet purchased	29,092	37,623
Securities loaned	714,947	930,522
Mandatorily redeemable noncontrolling interests	4,395	4,633
Operating lease liabilities	63,817	—
Notes payable	1,193	1,550
Loan participations sold	28,872	—
Term loan	71,393	79,166
Senior notes payable	701,278	459,754
Total liabilities	1,807,487	1,699,050

Commitments and contingencies
B. Riley Financial, Inc. stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 26,921,500 and 26,603,355 issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.	3	2
Additional paid-in capital	259,237	258,638
Retained earnings	41,957	1,579
Accumulated other comprehensive loss	(2,345)	(2,161)
Total B. Riley Financial, Inc. stockholders’ equity	298,852	258,058
Noncontrolling interests	552	602
Total equity	299,404	258,660
Total liabilities and equity	$2,106,891	$1,957,710

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Services and fees	$153,379	89,824	$428,705	295,416
Interest income - Loans and securities lending	25,766	9,785	54,147	25,406
Sale of goods	918	72	4,023	138
Total revenues	180,063	99,681	486,875	320,960
Operating expenses:
Direct cost of services	12,441	8,156	55,210	33,733
Cost of goods sold	911	52	3,835	142
Selling, general and administrative expenses	96,587	71,782	274,468	216,603
Restructuring charge	—	428	1,699	2,247
Interest expense - Securities lending and loan participations sold	10,273	6,425	22,579	16,317
Total operating expenses	120,212	86,843	357,791	269,042
Operating income	59,851	12,838	129,084	51,918
Other income (expense):
Interest income	361	442	1,329	736
Income (loss) from equity investments	1,113	828	(4,049)	5,049
Interest expense	(12,772)	(9,340)	(35,130)	(23,926)
Income before income taxes	48,553	4,768	91,234	33,777
Provision for income taxes	(14,409)	(2,046)	(26,802)	(8,412)
Net income	34,144	2,722	64,432	25,365
Net (loss) income attributable to noncontrolling interests	(158)	(92)	(50)	1,051
Net income attributable to B. Riley Financial, Inc.	$34,302	$2,814	$64,482	$24,314

Basic income per share	$1.29	$0.11	$2.45	$0.94
Diluted income per share	$1.21	$0.10	$2.37	$0.91

Weighted average basic shares outstanding	26,556,223	25,968,997	26,351,839	25,856,339
Weighted average diluted shares outstanding	28,233,423	26,854,261	27,251,837	26,776,133

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$64,432	$25,365
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	14,217	9,768
Provision for doubtful accounts	1,646	840
Share-based compensation	10,276	8,650
Non-cash interest and other	(14,941)	1,384
Effect of foreign currency on operations	8	(352)
Loss (income) from equity investments	4,049	(5,049)
Deferred income taxes	6,358	7
Impairment of leaseholds and intangibles, lease loss accrual and gain on disposal of fixed assets	(327)	1,718
Income allocated and fair value adjustment for mandatorily redeemable noncontrolling interests	857	847
Change in operating assets and liabilities:
Due from clearing brokers	9,947	(23,412)
Securities and other investments owned	(45,465)	(77,161)
Securities borrowed	211,139	(235,206)
Accounts receivable and advances against customer contracts	(8,645)	(35,982)
Prepaid expenses and other assets	(9,619)	(19,418)
Accounts payable, accrued payroll and related expenses, accrued expenses and other liabilities	31,473	10,111
Amounts due to/from related parties and partners	(4,574)	(4,487)
Securities sold, not yet purchased	(8,531)	31,381
Deferred revenue	(502)	64
Securities loaned	(215,575)	232,037
Net cash provided by (used in) operating activities	46,223	(78,895)
Cash flows from investing activities:
Purchases of loans receivable	(350,695)	(35,111)
Acquisition of other businesses	—	(4,000)
Repayments of loans receivable	98,742	—
Loan participations sold	31,806	—
Repayment of loan participations sold	(3,175)	—
Purchases of property, equipment and intangible assets	(2,885)	(2,314)
Proceeds from sale of property, equipment and intangible assets	504	37
Equity investments	(33,391)	(6,856)
Proceeds from sale of division of magicJack	6,196	—
Dividends from equity investments	1,454	1,695
Net cash used in investing activities	(251,444)	(46,549)
Cash flows from financing activities:
Proceeds from asset based credit facility	—	300,000
Repayment of asset based credit facility	—	(300,000)
Proceeds from notes payable	—	51,020
Repayment of notes payable	(357)	(51,591)
Proceeds from term loan	10,000	—
Repayment of term loan	(17,924)	—
Proceeds from issuance of senior notes	244,497	255,290
Payment of debt issuance costs	(4,212)	(6,356)
Payment of employment taxes on vesting of restricted stock	(2,626)	(4,106)
Dividends paid	(25,049)	(17,912)
Repurchase of common stock	(4,273)	(17,338)
Repurchase of warrants	(2,777)	—
Distribution to noncontrolling interests	(1,095)	(915)
Net cash provided by financing activities	196,184	208,092
(Decrease) increase in cash, cash equivalents and restricted cash	(9,037)	82,648
Effect of foreign currency on cash, cash equivalents and restricted cash	(183)	(796)
Net (decrease) increase in cash, cash equivalents and restricted cash	(9,220)	81,852
Cash, cash equivalents and restricted cash, beginning of year	180,278	152,534
Cash, cash equivalents and restricted cash, end of period	$171,058	$234,386

Supplemental disclosures:
Interest paid	$52,931	$35,289
Taxes paid	$5,029	$2,455

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Capital Markets segment:
Revenues - Services and fees	$108,330	$66,558	$259,498	$189,051
Interest income - Loans and securities lending	25,766	9,785	54,147	25,406
Total revenues	134,096	76,343	313,645	214,457
Selling, general and administrative expenses	(70,140)	(57,207)	(196,570)	(168,559)
Restructuring (charge) recovery	—	(428)	4	(2,457)
Interest expense - Securities lending and loan participations sold	(10,273)	(6,425)	(22,579)	(16,317)
Depreciation and amortization	(1,281)	(1,309)	(3,844)	(4,428)
Segment income	52,402	10,974	90,656	22,696
Auction and Liquidation segment:
Revenues - Services and fees	11,232	2,459	65,681	44,812
Revenues - Sale of goods	54	48	1,230	48
Total revenues	11,286	2,507	66,911	44,860
Direct cost of services	(2,371)	(838)	(21,584)	(12,263)
Cost of goods sold	(126)	(24)	(992)	(41)
Selling, general and administrative expenses	(2,835)	(1,289)	(9,045)	(7,787)
Depreciation and amortization	(1)	(7)	(5)	(23)
Segment income	5,953	349	35,285	24,746
Valuation and Appraisal segment:
Revenues - Services and fees	10,818	9,404	29,143	27,383
Direct cost of services	(4,505)	(4,067)	(13,495)	(12,388)
Selling, general and administrative expenses	(2,826)	(2,379)	(7,997)	(7,138)
Depreciation and amortization	(36)	(56)	(100)	(159)
Segment income	3,451	2,902	7,551	7,698
Principal Investments - United Online and magicJack segment:
Revenues - Services and fees	22,999	11,403	74,383	34,170
Revenues - Sale of goods	864	24	2,793	90
Total revenues	23,863	11,427	77,176	34,260
Direct cost of services	(5,565)	(3,251)	(20,131)	(9,082)
Cost of goods sold	(785)	(28)	(2,843)	(101)
Selling, general and administrative expenses	(5,895)	(2,348)	(18,410)	(6,321)
Depreciation and amortization	(2,956)	(1,682)	(9,719)	(5,040)
Restructuring charge	—	—	(1,703)	—
Segment income	8,662	4,118	24,370	13,716
Consolidated operating income from reportable segments	70,468	18,343	157,862	68,856

Corporate and other expenses (including restructuring recovery of $210 during the nine months ended September 30, 2018)	(10,617)	(5,505)	(28,778)	(16,938)
Interest income	361	442	1,329	736
Income (loss) on equity investments	1,113	828	(4,049)	5,049
Interest expense	(12,772)	(9,340)	(35,130)	(23,926)
Income before income taxes	48,553	4,768	91,234	33,777
Provision for income taxes	(14,409)	(2,046)	(26,802)	(8,412)
Net income	34,144	2,722	64,432	25,365
Net income attributable to noncontrolling interests	(158)	(92)	(50)	1,051
Net income attributable to B. Riley Financial, Inc.	$34,302	$2,814	$64,482	$24,314

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income attributable to B. Riley Financial, Inc.	$34,302	$2,814	$64,482	$24,314
Adjustments:
Provision for income taxes	14,409	2,046	26,802	8,412
Interest expense	12,772	9,340	35,130	23,926
Interest income	(361)	(442)	(1,329)	(736)
Share based payments	4,728	3,074	10,276	8,310
Depreciation and amortization	4,473	3,098	14,217	9,768
Restructuring costs	—	428	1,699	2,247
Transactions related costs and other	7	648	6,339	2,193

Total EBITDA adjustments	36,028	18,192	93,134	54,120

Adjusted EBITDA	$70,330	$21,006	$157,616	$78,434

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income attributable to B. Riley Financial, Inc.	$34,302	$2,814	$64,482	$24,314
Adjustments:
Share based payments	4,728	3,074	10,276	8,310
Amortization of intangible assets	3,310	2,093	10,031	6,399
Restructuring costs	—	428	1,699	2,247
Transactions related costs and other	7	648	6,339	2,193
Income tax effect of adjusting entries	(2,380)	(2,628)	(8,185)	(5,411)
Adjusted net income attributable to B. Riley Financial, Inc.	$39,967	$6,429	$84,642	$38,052

Adjusted income per common share:
Adjusted basic income per share	$1.51	$0.25	$3.21	$1.47
Adjusted diluted income per share	$1.42	$0.24	$3.11	$1.42

Shares used to calculate adjusted basic net income per share	26,556,223	25,968,997	26,351,839	25,856,339
Shares used to calculate adjusted diluted net income per share	28,233,423	26,854,261	27,251,837	26,776,133

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Contacts

Investors	Media
B. Riley Financial	Jo Anne McCusker
ir@brileyfin.com	jmccusker@brileyfin.com
(310) 966-1444	(646) 885-5425